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                                                                    Exhibit 10.3

                                    NET LEASE

                            ARTICLE I: Reference Data

         1.1 Subjects Referred To. Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Section 1.1.

Date of
this Lease:       August 12, 2002

Premises:         approximately 103,538 rentable square feet consisting of the entire 2/nd/ floor and portions of the 1/st/ and 3/rd/ floors of the office building located at 290 Concord Road, Billerica, MA, 01821(the "Building"), as more particularly shown on Exhibit A attached hereto, together with such appurtenant rights as provided in Section 2.2

Landlord:         GetronicsWang Co., LLC a Delaware Limited Liability Company

Original Address
of Landlord:      290 Concord Road
                  Billerica, MA 01821
                  Attn: General Counsel
                  with a copy to:

                  290 Concord Road
                  Billerica, MA 01821
                  Attn: Director, Corporate Real Estate
Landlord's
Construction
Representative:   John Romano

Tenant:           Millipore Corporation, a Massachusetts Corporation

Original Address
of Tenant:        80 Ashby Road
                  Bedford, MA 01730
                  Attn: Patricia Davies, Corporate Director of Facilities and
                  HSE
                  With a copy to the same address to the attention of the General Counsel

Tenant's Construction
Representative:   Karen Gurnett

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Term:               approximately 10 years and 3 months, beginning on the
                    Commencement Date and expiring November 30, 2012

Commencement Date:  September 1, 2002, subject to the provisions of Section 2.3

Rent Commencement
Date:               December 1, 2002, subject to the provisions of Section 2.3

Annual Fixed
Rent Rate:          Annual Fixed Rent will be paid at the following Net rental rate for each corresponding lease year as set forth below:

                    Years 1-5    103,538 sq. ft. x $13.00, or  $1,345,994.00 per
                    year
                    Years 6-10   103,538 sq. ft. x $15.00, or  $1,553,070.00 per
                    year
Tenant's Pro
Rata Share:         72.4 %

Permitted Uses:     general office and technical customers service use and uses customarily incidental thereto

Public Liability
Insurance Limits:   $5,000,000.00 commercial liability combined single limit

Extension Options:  Tenant shall have two (2) options to extend the Term for periods of five (5) years each, as more specifically provided in Article X

Expansion Option:   Tenant shall have the right to expand the Premises as
                    provided in Article XI

         1.2 Exhibits. The Exhibits listed below in this section are incorporated in this Lease by reference and are to be construed as a part of this Lease:

EXHIBIT A.     Plan showing the Premises.

EXHIBIT A-1.   Included Furniture

EXHIBIT B.     Description of Landlord's Work.

EXHIBIT C.     Description of Tenant's Work.

EXHIBIT D.     Landlord's Cleaning Services.

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                          ARTICLE II: Premises and Term

         2.1 Premises. Landlord hereby leases and demises to Tenant, and Tenant hereby leases from Landlord, subject to and with the benefit of the terms, covenants, conditions and provisions of this Lease, the Premises.

         2.2 Appurtenant Rights and Reservations. Subject to the provisions of this Section 2.2, Tenant shall have, as appurtenant to the Premises, rights to use in common with others entitled thereto the common facilities included in the Building or the land on which the Building is located (the "Lot"), including common walkways, restrooms, driveways, parking areas, lobbies, hallways, ramps, and stairways, all as shown on Exhibit A. Tenant shall have exclusive use of all areas shown on Exhibit A as included within the Premises, except that Landlord and any other tenants of the Building shall have access to such exclusive areas in the case of emergency. All of Tenant's appurtenant rights granted herein shall always be subject to reasonable rules and regulations from time to time established by Landlord by suitable notice, Landlord hereby agreeing that such regulations shall not conflict with any provisions of this Lease, shall be reasonable and customary for first class office buildings in the vicinity of the building, and shall be enforced uniformly against all tenants (or occupants). Tenant shall have the right to install its own security system for the Premises so long as the same does not interfere with any emergency exit or emergency access areas Landlord maintains for itself and/or other tenants of the Building. Tenant shall also have, as appurtenant to the Premises, the right to use for its data center one half of the capacity provided by the existing emergency generator and the exclusive use of capacity provided by the existing uninterrupted power supply ("UPS") system serving the Building. Landlord agrees that the capacity of the existing generator shall not be reduced below that existing as of the date hereof, and that subject to the provisions of Section 5.1.5, Tenant shall have the right to install an additional emergency generator should Tenant so require. Tenant agrees to pay Landlord $80,000.00 within 15 days of Landlord's notice that it has removed all connections of Landlord's facilities from the UPS System.

         Not included in the Premises are the roof or ceiling, the floor and all perimeter walls of the space identified in Exhibit A, except the inner surfaces thereof and the perimeter doors and windows, and except that Tenant shall have the right to use the space below any floor and above any ceiling for the purpose of installation of wires and cables for Tenant's data processing and telecommunications equipment. The Landlord reserves the right to install, use, maintain, repair and replace in the Premises (but upon reasonable advance notice to Tenant, except in cases of emergency, and in such manner as not to unreasonably interfere with Tenant's use of the Premises) utility lines, shafts, pipes, and the like, in, over and upon the Premises, provided that the same are located above the dropped ceiling (or, if there is no dropped ceiling, then within three (3) feet of the roof deck), below the floor surfaces or tight against demising walls or columns. Landlord agrees to repair any damage to the Premises caused by the installation of any such items. Such utility lines, shafts, pipes and the like shall not be deemed part of the Premises

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under this Lease. The Landlord also reserves the right to alter any common facility, provided that such alterations don't reduce the size of and are at least equivalent in quality and functional utility to the common facilities as of the date of this Lease, and to change the boundary lines of the Lot, provided that the same does not interfere with Tenant's parking or access to the Premises.

         Tenant shall also have the right to use the cafeteria and fitness center in the Building, in common with Landlord and other Building tenants, for so long as landlord elects to operate a cafeteria and a fitness center in the Building. Tenant acknowledges that Landlord's cost in operating the cafeteria and fitness center shall be included in Operating Costs, as defined below, and Tenant shall be responsible for Tenant's Pro Rata Share of such costs. Landlord makes no representation or warranty concerning the availability of a cafeteria or a fitness center to serve the Premises and may cease operation of the present or any subsequent cafeteria or fitness center at any time upon 30 days advance notice to Tenant. Upon receipt of such notice Tenant may elect to amend this Lease and add the premises occupied by the cafeteria and/or the fitness center (including the use of all equipment and furniture therein, to the extent the same is owned by Landlord), as the case may be, to the Premises on the same terms and conditions of this Lease by providing written notice to Landlord within 30 days of the date of landlord's notice. Within 15 days of Tenant's election Landlord and Tenant each agree to execute an amendment to this Lease to add the premises occupied by the cafeteria and/or fitness center, as the case may be, to the Premises on the same terms and conditions of this Lease and upon the effective date of such amendment Tenant may operate the cafeteria and/or fitness center, as the case may be, for its exclusive benefit and to the exclusion of other tenants of the Building. If Tenant does not provide notice electing to operate the cafeteria and/or the fitness center, as the case may be, or execute the applicable lease amendment within the required time period, operation of such facility shall cease as specified in Landlord's notice and the common area shall be reduced proportionately.

         Landlord shall deliver to Tenant the furniture listed on Exhibit A-1 in as is condition on the Commencement Date, and upon such delivery such furniture shall become the property and responsibility of Tenant. Tenant shall also have the right to use 350 parking spaces of the total number of spaces located on the Lot in common with Landlord and other tenants of the Building.

         2.3 Term. TO HAVE AND TO HOLD for a term beginning on the Commencement Date and continuing for the Term, unless sooner terminated as hereinafter provided. Notwithstanding that the Term shall have commenced, Tenant shall not be required to pay Annual Fixed Rent or Additional Rent as required by Sections
4.1 and 4.2 until the Rent Commencement Date. The Rent Commencement Date shall be the earlier of (a) December 1, 2002, or (b) the date of opening by Tenant of its business in the Premises; provided that the Rent Commencement Date may be extended for Landlord Delays as provided in Section 3.1 and provided that Landlord has completed Landlord's work by the dates set forth in Exhibit B. The term "substantially completed" as used herein shall mean that the work to be performed by Landlord pursuant to Exhibit B has been completed with the exception of minor items which can

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be fully completed without material interference with Tenant's Work. When the dates of the beginning and end of the Term have been determined such dates shall be evidenced by a document in form for recording executed by Landlord and Tenant and delivered each to the other.

         Tenant shall also have the right to extend the Term as provided in
Article X and the right to expand the Premises as provided in Article XI.

                            ARTICLE III: Improvements

         3.1 Performance of Work and Approval of Landlord's Work. Landlord shall cause to be performed the work required by Exhibit B ("Landlord's Work"). All such work shall be done in a good and workmanlike manner employing good materials and so as to conform to all applicable governmental laws, ordinances and regulations. Tenant agrees that Landlord may make any changes in such work which may become reasonably necessary or advisable, subject to the consent of Tenant which shall not be unreasonably withheld. (Tenant may not withhold consent for any changes required by a governmental authority). Landlord's Work shall be substantially completed by the dates set forth in Exhibit B, subject to the provisions of Section 9.5 hereof. If Landlord fails to substantially complete any portion of Landlord's Work by the dates set forth in Exhibit B, as the same may be extended under Section 9.5, and such failure results in delay to Tenant in completing Tenant's Work by December 1, 2002, then such failure shall be considered a "Landlord Delay." After the Commencement Date, Landlord shall continue to have access to the Premises for the purpose of completing Landlord's Work, provided that any such work shall not unreasonably interfere with Tenant's Work. The Rent Commencement Date shall be extended by 1 day for each day of Landlord Delay. If the Premises are not ready for occupancy by Tenant on the Rent Commencement Date for any reason other than a Landlord Delay, Tenant's obligation to pay Annual Fixed Rent and Additional Rent pursuant to Sections 4.1 and 4.2 shall nevertheless commence and Tenant's obligation to pay all rent payable hereunder shall begin on the Rent Commencement Date.

         3.2 Pre-Commencement Work by Tenant. Tenant agrees that it will proceed with all reasonable dispatch from the Commencement Date, perform the work required to be done by Tenant so as to ready the Premises for the opening by Tenant of its business in the Premises, including, without limitation, the work, if any, specified in Exhibit C. Tenant shall have access to the Premises prior to the receipt of such notice for the purpose of inspecting Landlord's Work and planning Tenant's Work, and for construction of any portion of Tenant's Work that can be accomplished without interfering with the construction of Landlord's Work. All of Tenant's Work shall be shown on plans and construction drawings prepared at Tenant's expense that are subject to the prior written approval of Landlord, and all work by Tenant shall be done in accordance with Section 5.1.5. Landlord agrees to approve or reject with specific reasons any plans (and subsequent revisions) submitted by Tenant within 5 days of receipt of the same. Any approval by Landlord of Tenant's plans shall not be considered a representation or warranty that such plans conform to applicable law and responsibility for such compliance shall be solely that

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of Tenant. Not withstanding the above, any plans attached to this Lease as part of Exhibit C are hereby approved by Landlord without further submission.

         Tenant shall have the right during such pre-commencement period to use restrooms, elevators, loading docks, parking and other related facilities as are reasonably necessary to perform Tenant's Work. Any site location and staging areas for Tenant's construction crews shall be subject to Landlord's prior approval which shall not be unreasonably withheld. All such facilities shall be provided at no cost to Tenant, provided that the incremental costs of all utilities incurred at the Premises attributable to Tenant's Work from and after the Commencement Date shall be paid by Tenant within 30 days of Landlord's invoice for the same. Tenant shall be responsible, at its expense, for the supervision, contracting, and construction of all tenant improvements at the Premises and the payment to all contractors performing such work and for obtaining all governmental approvals required for such work. During the period of occupancy of the Premises by Tenant prior to the Rent Commencement Date, all provisions of this Lease except the provisions relating to the payment of Annual Fixed Rent and Additional Rent shall apply to the extent that said provisions may be made applicable to said period.

         3.3 Acceptance of the Premises. Tenant or its representatives may enter upon the Premises during the progress of Landlord's Work to inspect the progress thereof and to determine if the work is being performed in accordance with the requirements of Section 3.1. Tenant shall promptly give to Landlord notices of any alleged failure by Landlord to comply with those requirements.

         Landlord's Work shall be deemed approved by Tenant when Tenant commences occupancy of the Premises for business purposes except for items of Landlord's Work which are uncompleted or do not conform to Exhibit B. If Tenant shall not have commenced occupancy of the Premises for business purposes within 30 days after the Rent Commencement Date, a certificate of completion by a licensed architect or registered engineer shall be conclusive evidence that Landlord's Work has been completed except for items stated in such certificate to be incomplete or not in conformity with Exhibit B.

         3.4 Construction Representatives. Each party authorizes the other to rely in connection with plans and construction upon approval and other actions on the party's behalf by any Construction Representative of the party named in
Section 1.1 or any person hereafter designated in substitution or addition by notice to the party relying.

         3.5 WARRANTY. Landlord represents and warrants that, to the best of its knowledge: The Town of Billerica Zoning By-law permits the premises to be used for the Permitted Uses, the Premises comply in all material respects with all applicable laws in effect as of the date hereof, and that all building systems and the roof are in good operating condition. LANDLORD MAKES NO EXPRESS OR IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR THE PERMITTED USES, FOR TENANT'S INTENDED USE OF THE

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PREMISES OR FOR ANY PURPOSE WHATSOEVER.

                                ARTICLE IV: Rent

         4.1 The Fixed Rent. Tenant covenants and agrees to pay rent to Landlord at the Original Address of Landlord or at such other place or to such other person or entity as Landlord may by notice to Tenant from time to time direct, without any demand whatsoever except as otherwise specifically provided in this Lease and without any counterclaim, offset or deduction whatsoever, at the Annual Fixed Rent Rate, in equal installments of 1/12th of the Annual Fixed Rent Rate in advance on the first day of each calendar month included in the Term; and for any portion of a calendar month at the beginning or end of the Term, at that rate payable in advance for such portion.

         4.2 Additional Rent. This Lease is a NET LEASE, and Landlord shall not be obligated to pay any charge or bear any expense whatsoever against or with respect to the Premises except to the extent hereinafter provided, nor shall the rent payable hereunder be subject to any reduction or offset whatsoever on account of any such charge or otherwise except as hereinafter provided. In order that the Fixed Rent shall be absolutely net to Landlord, Tenant covenants and agrees to pay, as Additional Rent, Tenant's Pro Rata Share of taxes, betterment assessments, insurance costs, and utility charges with respect to the Premises as provided in this Section 4.2 as follows:

         4.2.1 Real Estate Taxes. Tenant shall pay to Landlord Tenant's Pro Rata Share of the Real Estate Taxes for the Property, plus 100% of : (i) all taxes, assessments (special or otherwise), levies, fees, water and sewer rents and charges, and all other government levies and charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which are, at any time prior to or during the Term hereof, imposed or levied upon or assessed against
(A) the Premises, (B) any Fixed Rent, Additional Rent or other sum payable hereunder or (C) this Lease, or the leasehold estate hereby created, or which arise in respect of the operation, possession or use of the Premises; (ii) all gross receipts or similar taxes imposed or levied upon, assessed against or measured by any Fixed Rent, Additional Rent or other sum payable hereunder;
(iii) all sales, value added, use and similar taxes at any time levied, assessed or payable on account of the acquisition, leasing or use of the Premises; and
(iv) all charges for utilities furnished to the Premises which may become a lien on the Premises (collectively "taxes and assessments" or if singular "tax or assessment"). If any tax or assessment levied against the Premises may legally be paid in installments, Landlord shall elect to pay such tax or assessment in installments. For each tax or assessment period, or installment period thereof, wholly included in the Term, all such payments shall be made by Tenant not less than ten business days prior to the last date on which the same may be paid without interest or penalty so long as Tenant has received 15 days prior notice of such due dates; provided that for any fraction of a tax or assessment period, or installment period thereof, included in the Term at the beginning or end thereof, Tenant shall pay to Landlord, within 15 days after receipt of invoice therefor, the fraction of taxes and assessments so levied or assessed or becoming payable which is allocable to such included period. Either

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party paying any tax or assessment shall be entitled to recover, receive and retain for its own benefit all abatements and refunds related thereto, unless it has previously been reimbursed by the other party. Any abatement or refund related to a tax or assessment the payment of which was apportioned between the parties shall be first applied to the costs of securing such abatement or refund, and the balance shall be allocated to Tenant based on their Pro Rata share. Neither party shall discontinue any abatement proceedings begun by it without first giving the other party notice of its intent so to do and reasonable opportunity to be substituted in such proceedings. Notwithstanding any other provision of this Lease to the contrary, neither party paying any tax or assessment shall make such payment in such an amount, in such a manner, or at such a time as would prejudice any abatement proceeding unless failure to make such payment would jeopardize either party's interest in the Premises in which case payment shall be made so that such interest is not so jeopardized. Nothing contained in this Lease shall, however, require Tenant to pay any franchise, corporate, estate, inheritance, succession capital levy or transfer tax of Landlord, or any income, profits or revenue tax or charge upon the rent payable by Tenant under this Lease (other than any tax referred to in clause (ii) above) unless such tax is imposed, levied or assessed in substitution for any other tax or assessment which Tenant is required to pay pursuant to this Section 4.2.1.

         4.2.2 Tax Fund Payments. At Landlord's election, Tenant shall pay as Additional Rent, on the first day of each month of the Term, tax fund payments to Landlord. "Tax fund payments" refer to such payments as Landlord shall reasonably determine (based on the prior year's taxes plus 2.5%) to be sufficient to provide in the aggregate a fund adequate to pay all taxes and assessments referred to in Section 4.2.1 when they become due and payable. If the aggregate of said tax fund payments is not adequate to pay all said taxes and assessments, Tenant shall pay to Landlord the amount by which such aggregate is less than the amount of all said taxes and assessments, such payment to be made on or before the later of (a) 15 days after receipt by Tenant of notice from Landlord of such amount, or (b) the 30th day prior to the last day on which such taxes and assessments may be paid without interest or penalty. If Tenant shall have made the aforesaid tax fund payments, Landlord shall pay to the proper authority charged with the collection thereof all taxes and assessments referred to in Section 4.2.1, up to the amount of such tax fund payments, and furnish Tenant, upon request, reasonable evidence of such payment. Any balance remaining after such payment by Landlord shall be accounted for to Tenant annually and any balance remaining shall be promptly refunded to Tenant on a pro-rata basis.

         In the event of any default under the terms of this Lease, any part or all of said reserve fund may, at the election of Landlord, be applied to any of Tenant's obligations under this Lease.

         4.3 Tenant's Share of Operating Costs. Tenant shall pay to Landlord, as additional rent, Tenant's Pro Rata Share of Operating Costs (defined below). The Tenant shall pay to Landlord pro rata monthly installments on account of the projected amount of Operating Costs for each calendar year during the Lease Term in amounts reasonably calculated from time to time by Landlord, with an adjustment made after the close of the calendar year, to account for actual Operating Costs for such calendar year. Such pro rata estimate shall be capped at the prior year's

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actual costs plus 5%, not including the cost of additional services that were not provided in the prior year, but such cap on the estimated payments shall not relieve Tenant of its obligation to pay its Pro Rata Share of actual Operating Costs as required hereunder. If the total of such monthly installments in any calendar year is greater than Tenant's Proportionate Share of actual Operating Costs for such calendar year, Tenant shall be entitled to a refund. If Tenant has no outstanding monetary obligations to Landlord, Landlord shall promptly pay such amount to Tenant. In no event shall the Landlord credit Tenant's account for an amount greater than the amount of Operating Costs actually paid in by Tenant during the calendar year. If the total of such monthly installments is less than such liability for such calendar year, Tenant shall pay to Landlord the amount of such difference, as additional rent, within thirty (30) days after Tenant receives Landlord's invoice therefor. Landlord shall provide Tenant with a written statement of actual Operating Costs and Tenant's Pro Rata share of the same by April 15 of the year following the year for which such statement is prepared, and any refund due Tenant shall also be made by May 15 of the same year. Tenant shall have the right to audit Landlord's books and records related to Operating Costs and Real Estate Taxes, during regular business hours and upon reasonable advance notice to Landlord, within 90 days after the date of Landlord's yearly statement concerning Operating Costs. In the event that the audit reveals an overstatement of more than 5% of Operating Costs and Real Estate Taxes, Landlord shall be responsible for the reasonable cost of Tenant's audit.

         As used in this Lease, the term "Operating Costs" shall mean all costs and expenses incurred by Landlord in connection with operation, insuring, repair, equipping, maintenance, replacement, management, cleaning and protection (collectively, "the Operation") of the Building, the Building heating, ventilating, air conditioning, electrical, plumbing, hot water, security, alarm, elevator, mechanical and other systems in the Building and the Lot (collectively, "the Property"), provided that all such Operating Expenses shall be reasonable and customary for similar leased office buildings in the north of Boston suburban office market, and shall include, without limitation, the following:

         (1) All expense incurred by Landlord or its agents which shall be related to employment of day and night supervisors, janitors, handymen, carpenters, engineers, firemen, mechanics, electricians, plumbers, guards, cleaners and other personnel (including amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and similar taxes, workmen's compensation insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed on Landlord or its agents pursuant to any collective bargaining agreement), for services in connection with the Operation of the Property, and personnel engaged in supervision of any of the persons mentioned above (excluding anyone above the title of Facility Manager); provided, however, that the costs of employing personnel who work less than full-time in connection with the Operation of the Property shall be equitably adjusted;

         (2) The cost of services, service and maintenance contracts, materials and supplies

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furnished or used in the Operation of the Property;

         (3) The reasonable amounts paid to managing agents and for legal and other professional fees relating to the Operation of the Property, but excluding such fees paid in connection with (x) negotiations for or the enforcement of leases; and (y) financing or re-financing with respect to Landlord's interest in the Property, or selling or ground leasing all or any part of the Property; provided, however, that management fees shall not exceed prevailing market rates;

         (4) Insurance premiums for all insurance carried by Landlord in connection with the operation of the Property, provided that all such insurance shall contain coverage amounts and deductibles that are reasonable and customary for first class office buildings in the north of Boston suburban office market;

         (5) Costs for electricity, steam and other utilities required in the Operation of the Property;

         (6)  Water and sewer use charges;

         (7) The costs of snow-plowing and removal, and parking lot maintenance, and landscaping;

         (8) Reasonable amounts paid to independent contractors for services, materials and supplies furnished for the Operation of the Property;

         (9) Capital expenses incurred in connection with repairs, replacements and renewals at the Property, but only to the extent of the amortized cost of such items amortized over the useful life of such items;

         (10) The cost of cleaning services to the Building in accordance with Exhibit D

         (11) The cost of operating the cafeteria and fitness center; and

         (11) All other expenses incurred in connection with the Operation of the Property.

         Operating Costs may be incurred directly or by way of reimbursement, and shall include taxes applicable thereto. The following shall be excluded from Operating Costs:

         (1) Salaries of officers and executives of Landlord not directly connected with the Operation of the Property (i.e., above the level of Building Manager) and other costs and expenses associated with the Operation of the Property, but allocable to other properties (e.g., where a service is provided at a single cost to both the Property and another property of Landlord,

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an equitable allocation shall be made to exclude the cost fairly attributable to such other property);

         (2)    Depreciation of the original construction costs of the Building;

         (3) Expenses relating to alterations of other tenant's premises in the Building including the Landlord's premises but excluding Common Areas;

         (4)    Interest and principal on indebtedness;

         (5) Expenses for which Landlord, by the terms of this Lease or any other lease, makes a separate charge;

         (6)    Real estate taxes;

         (7) The cost of any electric current or other utilities furnished to the Building tenants and separately metered or billed, and the cost of any service provided for the exclusive benefit of another tenant of the Building;

         (8)    Leasing fees or commissions; and

         (9) Capital and other expenses incurred in the construction of additional leasable area on the Property and other capital expenses, except the amortized cost of capital expenses incurred in connection with repairs, replacements and renewals at the Property, as allowed in Section 4.3 (9) above.

         Nothing contained in this Section 4.3 shall be construed to limit or otherwise prejudice any rights Tenant may have for breach of Landlord's warranties under Section 3.5

         4.4 Separately Metered Utilities and Additional Tenant Services. Tenant shall pay directly to the utility, as they become due, all bills for electricity, gas, water and sewer, and other utilities (whether they are used for furnishing heat or for other purposes) that are furnished to the Premises and now or hereafter separately metered or billed by the utility to the Premises. If any utilities used or consumed by Tenant are not separately metered, Tenant shall pay its allocable share of such utilities, based on use or pro rata share of the meter, as reasonably determined by Landlord. Tenant shall also pay to Landlord, as additional rent within 30 days of Landlord's invoice, the cost of all additional services provided for Tenant or the Premises that are requested or required by Tenant and are not included within Operating Costs, including those services not included within Operating Costs requested by Tenant and provided by Landlord pursuant to Section 5.3 In addition, Tenant shall pay the full cost of any expense, service or variable expense that is requested by Tenant, and provided for the exclusive benefit of the Tenant.

         4.5 Late Payment of Rent. If any installment of Fixed Rent or payment of Additional

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Rent is paid more than ten (10) days after the date the same was due, and Tenant has been provided 5 days notice of such failure (provided that such notice shall not be required to be provided more than twice in any twelve (12) month period), Tenant shall pay a penalty of 5% of the payment due and it shall bear interest from the due date at the prime commercial rate of Fleet Bank (or its successor), as it may be adjusted from time to time, plus two percent per annum, or, in the event of Tenant's default under clauses (b) through (f) inclusive of Section
7.1, plus four percent per annum, but in no event more than the maximum rate of interest allowed by law, the payment of which shall be Additional Rent.

        ARTICLE V: Tenant's Additional Covenants and Landlord's Services

         5.1 Affirmative Covenants. Tenant covenants at its sole expense at all times during the Term and for such prior or subsequent time as Tenant occupies the Premises or any part thereof:

         5.1.1 Perform Obligations. To perform promptly all of the obligations of Tenant set forth in this Lease; and to pay when due the Fixed Rent and Additional Rent and all charges, rates and other sums which by the terms of this Lease are to be paid by Tenant.

         5.1.2 Use. To use the Premises only for the Permitted Uses, and from time to time to procure all licenses and permits necessary therefor at Tenant's sole expense.

         5.1.3  Repair and Maintenance. Except as otherwise provided in Section
3.1 and Article VI, to keep the Premises including, without limitation, all improvements therein and all supplemental heating, plumbing, hot water, ventilating, electrical, air-conditioning, security, alarm, mechanical and other fixtures and equipment now or hereafter exclusively servicing the Premises in good order, condition and repair and in at least as good order, condition and repair as they are in on the Commencement Date or may be put in during the Term, reasonable use and wear only excepted. Tenant shall secure, pay for and keep in force contracts with appropriate and reputable service companies providing for the regular and proper maintenance of the supplemental security, alarm, , heating, ventilating, and air-conditioning systems and copies of such contracts shall be furnished to Landlord. It is further agreed that the exception of reasonable use and wear shall not apply so as to permit Tenant to keep the Premises in anything less than suitable, tenantlike, and efficient and usable condition considering the nature of the Premises and the use reasonably made thereof, or in less than good and tenantlike repair.

         5.1.4 Compliance with Law. Subject to Landlord's obligation to deliver the Premises in compliance with existing law, Tenant shall make all repairs, alterations, additions or replacements to the Premises required by any law or ordinance or any order or regulation of any public authority; to keep the Premises equipped with all safety equipment so required; to pay all municipal, county, or state taxes assessed against the leasehold interest hereunder, or against personal property of any kind on or about the Premises; and to comply with the orders, regulations, variances, licenses and permits of or granted by governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to the Premises, and the condition, use or occupancy thereof, except that Tenant may defer compliance so long as the validity of any such order, regulation, code, ordinance or law shall be contested by Tenant in good faith and by appropriate legal proceedings, if Tenant first gives Landlord appropriate assurance reasonably satisfactory to Landlord against any loss, cost or expense on account thereof, and provided such contest shall not subject Landlord to criminal penalties or civil sanctions, loss of property or material civil liability.

         5.1.5 Tenant's Work. To procure at Tenant's sole expense all necessary permits and licenses before undertaking any work on the Premises; to do all such work in compliance with the applicable provisions of Sections 3.2 and 5.2.3 hereof; to do all such work in a good and workmanlike manner employing materials of good quality and so as to conform with all applicable zoning, building, fire, health and other codes, regulations, ordinances and laws; any work commenced by Tenant will be completed in accordance with the specifications set forth in Exhibit C or otherwise approved in writing by Landlord, whichever may be applicable, and that no liens for labor or materials will attach to the Premises with respect to any such work; to pay promptly when due the entire cost of any work on the Premises undertaken by Tenant so that the Premises shall at all times be free of liens for labor and materials; to employ for such work one or more responsible contractors whose labor will work without interference with other labor working on the Premises; to require such contractors employed by Tenant to carry workmen's compensation insurance in accordance with statutory requirements and comprehensive public liability insurance covering such contractors on or about the Premises in amounts that at least equal the limits set forth in Section 1.1 and to submit certificates evidencing such coverage to Landlord prior to the commencement of such work; and to save Landlord harmless and indemnified from all injury, loss, claims or damage to any person or property occasioned by or growing out of such work. Tenant shall have the right to make non-structural changes excluding changes to the HVAC or electrical systems that cost less than $25,000 without the Landlord's prior approval, provided that Tenant shall provide plans and specifications for such work to Landlord prior to the commencement of such work, and provided that such work shall be undertaken and promptly completed in compliance with the provisions of this section. Any other Tenant's work shall likewise be undertaken and promptly completed in compliance with the provisions of this section and shall also require Landlord's prior written approval, which approval shall not be unreasonably withheld; any work for which no building permit is required, for example the installation of office furniture, work stations and modular partitions, shall not require the Landlord's prior written consent under this subsection.

         5.1.6 Insurance and Indemnity. Tenant shall maintain in full force from the date upon which Tenant first enters the Premises for any reason, throughout the Lease Term, and thereafter so long as Tenant is in occupancy of any part of the Premises, (a) a policy of commercial general liability insurance, written on an occurrence basis and including contractual liability coverage to cover any liabilities assumed under this Lease, insuring against all claims for injury to or death of persons or damage to property on or about the Premises or arising out of the use of the Premises, including products liability, and completed operations liability, and (b) automobile liability insurance covering all owned vehicles, hired vehicles, and all other non-owned vehicles. Each such policy shall designate Tenant as a named insured and Landlord, its managing agent, if any, and any mortgagees (as may be set forth in a notice given from time to time by Landlord) shall be named as additional insureds, as their interests appear.

         Such commercial general liability policy shall expressly provide that it shall not expire or be amended or canceled without at least thirty (30) days' prior written notice to Landlord in each instance and that the interests of Landlord thereunder or therein shall not be affected by any breach by Tenant of any policy provision, and a certificate thereof shall be delivered to Landlord. The limits of liability of such insurance shall be bodily injury and property damage combined single limit of $5,000,000 per occurrence.

         Tenant shall also maintain in full force from the date upon which Tenant first enters the Premises for any reason, throughout the Lease Term, and thereafter so long as Tenant is in occupancy of any part of the Premises, a policy insuring any leasehold improvements paid for by Tenant and all fixtures, equipment, and other personal property of Tenant against damage or destruction by fire or other casualty in an amount equal to the full replacement cost of such property. Tenant shall also maintain insurance against such other hazards as may from time to time reasonably be required by Landlord or the holder of any mortgage on the Premises, provided that such insurance is customarily carried in the area in which the Premises are located on property similar to the Building and that Tenant receives written notice specifying all such additional insurance as may be required. At Landlord's request, any such policies of insurance, with the exception of policies of insurance covering Tenant's fixtures, equipment, and personal property, shall name any such mortgagee as loss payee under a standard mortgagee's clause.

         At any time when demolition or construction work is being performed (which requires a building or demolition permit) on or about the Premises or Building by or on behalf of Tenant, Tenant shall keep in full force and effect the following insurance coverage:

         (1) builder's risk completed value (non-reporting form) in such form and affording such protections as required by Landlord, naming Landlord and its mortgagees as additional insureds; and

         (2) workers' compensation or similar insurance in form and amounts required by law.

         Tenant shall cause a certificate or certificates of such insurance to be delivered to Landlord prior to the commencement of any work in or about the Building or the Premises, in default of which Landlord shall have the right, but not the obligation, to obtain any or all such insurance at the expense of Tenant, in addition to any other right or remedy of Landlord. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

         Landlord shall maintain the following policies of insurance, the cost of which shall be included in Operating Costs (and shall be obtained in compliance with Section 4.3 above): fire and extended coverage insurance covering all hazards included within customary "all risks" coverage, on a full value, repair or replacement basis as determined by Landlord; commercial general liability, written on an occurrence basis and including contractual liability coverage to cover any liabilities assumed under this Lease, insuring against all claims for injury to or death of persons or damage to property on or about the common areas of the Building and the Lot or arising out of the use thereof with limits of $5,000,000 per occurrence, combined single limit; rental abatement insurance against abatement or loss of Rent in case of fire or other casualty, in an amount at least equal to the amount of the Rent payable by Tenant during the then current lease year as reasonably determined by Landlord; Tenant shall not acquire, by being named at the election of Landlord, as insured under any insurance maintained by Landlord, the right to participate in the adjustment of any loss or to receive insurance proceeds.

         Tenant shall defend, with counsel reasonably approved by Landlord, all actions, against Landlord, any manager, member, partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord, holders of mortgages on the Premises and any other party having an interest in the Premises (herein, "Indemnified Parties") with respect to, and shall pay, protect, indemnify and save harmless, to the extent permitted by law, all Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from injury, death or damage to or loss of property, to the extent caused by any act, fault, omission, or other misconduct of Tenant or its agents, contractors, licensees, subleases or invitees.

         Landlord shall defend, with counsel reasonably approved by Tenant, all actions, against Tenant, any manager, member, partner, trustee, stockholder, officer, director, employee or beneficiary of Tenant (herein, "Indemnified Parties") with respect to, and shall pay, protect, indemnify and save harmless, to the extent permitted by law, all Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorney's fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from injury, death or damage to or loss of property, to the extent caused by any act, fault, omission, or other misconduct of Landlord or its agents, contractors, licensees, subleases or invitees.

         Landlord hereby expressly waives and releases any cause of action or right of recovery which Landlord may have hereafter against the Tenant for any loss or damage to the Premises, or to the contents thereof, caused by fire, explosion or any other risk covered by insurance. Landlord shall obtain a waiver from any insurance carrier with which Landlord carries all risk or other similarly-intended property insurance coverage - insuring the building and other improvements - releasing its subrogation rights against Tenant.

         Tenant hereby expressly waives and releases any cause of action or right of recovery which Tenant may have hereafter against the Landlord for any loss or damage to any of Tenant's personal property or fixtures caused by fire explosion or any other risk covered by insurance. Tenant shall obtain a waiver from any insurance carrier with which Tenant carries all risk or other property insurance coverage releasing its subrogation rights against Landlord.

     5.1.7 Landlord's Right to Enter. To permit Landlord and its agents to enter the Premises at reasonable times with prior written notice (except in the case of an emergency) to examine the Premises, to make such repairs and replacements as Landlord may elect, without, however, any obligation to do so, and to show the Premises to prospective purchasers, lenders and tenants, and, during the last six months of the Term, to keep affixed in suitable places notices of availability of the Premises.

     5.1.8 Personal Property at Tenant's Risk. All of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises, shall be at the sole risk and hazard of Tenant and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord, except if such loss or damage is due to the act, fault, omission, or other misconduct of Landlord, its agents, contractors, or invitees.

     5.1.9 Payment of Cost of Enforcement. To pay on demand the prevailing party's expenses, including reasonable attorneys' fees, incurred in enforcing any obligation of a defaulting party under this Lease or in curing any default by the defaulting party under this Lease.

     5.1.10 Yield Up. At the expiration of the Term or earlier termination of this Lease: to surrender all keys to the Premises, to remove all furnishings, fixtures, equipment and other personal property now or hereafter located in the Premises, purchased or leased by Tenant with its own funds, which are not affixed to the Building or Land or which Landlord has agreed in writing that Tenant may remove at the expiration of the Term, to remove such installations made by Tenant as Landlord may request (provided that Landlord may only make such request for items that are not included in the initial Tenant's Work or that are not typical and customary for first class office buildings in the greater Boston area and all such requests shall be made at the time of Landlord approval of such installation) and all Tenant's signs wherever located, to repair all damage caused by such removal and to yield up the Premises (including all installations and improvements made by Tenant, except for trade fixtures, and such of said installations or improvements as Landlord shall request Tenant to remove), broom-clean and in the same good order and repair in which Tenant is obliged to keep and maintain the Premises by the provisions of this Lease. Any property not so removed shall be deemed abandoned and may be retained by Landlord or may be removed and disposed of by Landlord in such manner as Landlord shall determine and Tenant shall pay Landlord the entire cost and expense incurred by Landlord in effecting such removal and disposition and in making any incidental repairs and replacements to the Premises. For each day after the expiration of the Term, or the earlier termination of this Lease, and prior to Tenant's performance of its obligation to yield up the Premises under this Section 5.1.10, Tenant shall pay to Landlord as rent an amount equal to 150% of the Fixed Rent computed on a daily basis, together with all Additional Rent payable with respect to each such day. Tenant shall further indemnify Landlord against all loss, cost and damage resulting from Tenant's delay in surrendering the Premises as above provided.

     5.1.11 Estoppel Certificate. Upon not less than 15 days' prior notice by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing, addressed to such party as Landlord shall designate in its notice to Tenant, certifying that this Lease is unmodified and in full force and effect and that Tenant has no defenses, offsets or counterclaims against its obligations to pay the Fixed Rent and Additional Rent and any other charges and to perform its other covenants under this Lease (or, if there have been any modifications that the same is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets or counterclaims, setting them forth in reasonable detail), the dates to which the Fixed Rent and Additional Rent and other charges have been paid and a statement that Landlord is not in default hereunder (or if in default, the nature of such default, in reasonable detail). Any such statement delivered pursuant to this Section 5.1.11 may be relied upon by any prospective purchaser or mortgagee of the Premises, or any prospective assignee of any such mortgagee.

     5.1.12 Financial Statements. Tenant shall furnish to Landlord and to any holder of a mortgage on the Premises as Landlord may designate by notice to Tenant, within 75 days after each full or partial fiscal year of operation at the Premises, a current balance sheet and an annual operating statement, in form and detail reasonably satisfactory to Landlord and to any such holder of a mortgage, prepared by a certified public accountant acceptable to Landlord and to any such holder of a mortgage. Landlord may require that such statements be audited. The provisions of this section shall not apply to Tenant for so long as Tenant's stock is publicly traded on a nationally recognized security exchange in the United States.

     5.2 Negative Covenants. Tenant covenants at all times during the Term and for such further time as Tenant occupies the Premises or any part thereof:

     5.2.1 Assignment and Subletting. Not to assign, transfer, mortgage or pledge this Lease or to grant a security interest in Tenant's rights hereunder, or to sublease (which term shall be deemed to include the granting of concessions and licenses and the like) or permit anyone other than Tenant to occupy all or any part of the Premises or suffer or permit this Lease or the leasehold interest hereby created or any other rights arising under this Lease to be assigned, transferred or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, unless, in each instance (i) the prior written consent of Landlord thereto shall have been obtained, (ii) any defaults then existing with respect to the obligations of Tenant under this Lease shall have been cured, and (iii) in the case of a proposed assignment, sublease or occupancy by another, the proposed assignee, sublessee, or occupant is qualified to do business in the state in which the Premises are located and such assignee, sublessee, or occupant executes and delivers to Landlord an agreement reasonably satisfactory to Landlord by which such assignee, sublessee or occupant shall be bound by and shall assume all the obligations of this Lease applicable thereto relating to the portion or all of the Premises acquired by such assignee, sublessee or occupant. Landlord's consent pursuant to subsection
     (i) above shall not be unreasonably withheld or delayed, provided that subsections (ii) and (iii) above have been complied with and the creditworthiness of the proposed assignee, shall be equal to or greater than that of tenant as of the date hereof or the date of the proposed assignment, whichever is greater, and the proposed use of the premises shall be for the Permitted Use. Balance sheets and profit and loss statements, certified by a certified public accountant, shall be furnished by Tenant to Landlord with Tenant's request for consent (provided that in the case of a subtenant this requirement shall be waived if they are not available).

          Notwithstanding the foregoing, Tenant may assign this Lease or sublet any portion or all of the Premises to any corporation, partnership, trust, association or other business or organization (x) directly or indirectly controlling and beneficially owning Tenant, (y) directly or indirectly controlled by and beneficially owned by Tenant, or (z) to any successor of Tenant by merger, consolidation or acquisition of substantially all of the assets of Tenant, without the prior written consent of Landlord as required in (i) above, provided that (a) Tenant shall deliver to Landlord advance notice of such proposed assignment or sublease, (b) in the case of a merger, consolidation or sale, the net worth of Tenant's successor (determined in accordance with generally accepted accounting principles) immediately after such merger, consolidation or sale shall be at least equal to the net worth of Tenant (similarly determined) immediately prior to such merger, consolidation or sale. If for any assignment or sublease or occupancy by another, Tenant receives rent or other consideration, either initially or over the term of the assignment, sublease or occupancy, in excess of the rent called for hereunder, or in case of sublease of part of the Premises, in excess of such rent fairly allocable to the part so subleased, after appropriate adjustments to assure that all other payments called for hereunder are appropriately taken into account, Tenant shall pay to Landlord, as Additional Rent, 50% of the excess of each such payment of rent or other consideration received by Tenant promptly after its receipt; provided that Tenant shall first be entitled to recover its out of pocket expenses incurred in connection with such sublease, including brokers' commissions, tenant fit up costs, and reasonable attorneys fees. In the event of a proposed subletting for more than 50% of the remaining Term of this Lease of more than 50% of the Premises, Tenant's request for Landlord's consent shall constitute an offer to Landlord to release from this Lease that portion of the Premises proposed to be sublet, which offer Landlord may accept within 30 days after receipt. If Landlord accepts such offer, this Lease shall be deemed to have been amended by deleting such portion from the Premises and by reducing the Fixed Rent by an amount equal to the product of the Fixed Rent multiplied times a fraction, the numerator of which shall be equal to the net rentable floor area of such portion deleted from the Premises and the denominator of which shall be equal to the net rentable floor area of the Premises including the deleted portion. Thereafter, for all purposes of this Lease the Premises shall mean the balance of the premises demised hereunder following deletion of the affected portion thereof, and all Additional Rent payable hereunder shall be adjusted pro-rata, accordingly. Such amendment shall be effective on the proposed effective date of the sublease as specified in Tenant's request for consent. Tenant shall be responsible for all changes in leasehold improvements, including doors and demising walls, required by such amendment, which changes shall be constructed in accordance with the relevant provisions of Section 3.2, Section 5.1.5 and
     Section 5.2.3, and Tenant shall at all times provide reasonable and appropriate access through the balance of the Premises demised hereunder to such deleted portion of the Premises and use of any common facilities lying within the said balance of the Premises. Landlord's failure to accept Tenant's offer to release shall not constitute consent to the proposed subletting. In the event of a proposed assignment of this Lease, Tenant's request for Landlord's consent shall constitute an offer to Landlord to terminate this Lease, which offer Landlord may accept within 30 days after receipt. Landlord's failure to accept Tenant's offer to terminate shall not constitute consent to the proposed assignment. For the purposes of this
     Section 5.2.1, the transfer in the aggregate in any one year of 50% or more in interest in Tenant (whether stock, partnership interest or other form of ownership or control) by any person or persons having an interest in ownership or control of Tenant shall be deemed an assignment of this Lease. The preceding sentence shall not apply to the initial Tenant named herein if such initial Tenant is a corporation and the outstanding voting stock thereof is listed on a recognized securities exchange.

     Any attempted assignment, transfer, mortgage, pledge, grant of security interest, sublease or other encumbrance, except as permitted by this Section 5.2.1, shall be void. No assignment, transfer, mortgage, grant of security interest, sublease or other encumbrance, whether or not approved, and no indulgence granted by Landlord to any assignee, sublessee or occupant shall in any way impair Tenant's continuing primary liability (which after an assignment or subletting shall be joint and several with the assignee or sublessee) of Tenant hereunder, and no approval in a particular instance shall be deemed to be a waiver of the obligation to obtain Landlord's approval in any other case.

     5.2.2 Overloading and Nuisance. Not to injure, overload, deface or otherwise harm the Premises; nor commit any nuisance; nor permit the emission of any objectionable noise or odor; nor make, allow or suffer any waste; not to dump, flush, or in any way introduce any hazardous substances or any other toxic substances into the septic, sewage or other waste disposal system serving the Premises. Tenant shall not use, handle or store or dispose of any oil, hazardous or toxic substances, materials or wastes (collectively "Hazardous Materials") in, under, on or about the Property except for such storage and use consented to by Landlord in advance which consent may be withheld in Landlord's sole and absolute discretion. Any Hazardous Materials in the Premises, and all containers therefor, shall be used, kept, stored and disposed of in conformity with all applicable laws, ordinances, codes, rules, regulations and orders of governmental authorities. If the transportation, storage, use or disposal of Hazardous Materials anywhere on the Property in connection with Tenant's use of the Premises results in (1) contamination of the soil or surface or ground water or (2) loss or damage to person(s) or property, then Tenant agrees (i) to notify Landlord immediately of any contamination, claim of contamination, loss or damage, (ii) after consultation with and approval by Landlord, to clean up all contamination in full compliance with all applicable statutes, regulations and standards, and (iii) to indemnify, defend and hold Landlord harmless from and against any claims, suits, causes of action, costs and fees, including, without limitation, attorneys' fees, arising from or connected with any such contamination, claim of contamination, loss or damage. This provision shall survive the termination of this Lease. No consent or approval of Landlord shall in any way be construed as imposing upon Landlord any liability for the means, methods, or manner of removal, containment or other compliance with applicable law for and with respect to the foregoing. The terms of this Section shall apply to any transportation, storage, use or disposal of Hazardous Materials irrespective of whether Tenant has obtained Landlord's consent therefor but nothing in this Lease shall limit or otherwise modify the requirement of obtaining Landlord's prior consent as set forth above. Notwithstanding the foregoing, Tenant shall have the right to use Hazardous Materials in the Premises in such small amounts as are common in connection with general office use in compliance with applicable law.

     5.2.3 Installation, Alterations or Additions. Except for the work specified in Exhibit C or permitted in Section 5.1.5, not to make any installations, alterations or additions in, to or on the Premises (including, without limitation, buildings, lawns, planted areas, walks, roadways, parking and loading areas) nor to permit the making of any holes in the walls, partitions, ceilings or floors, nor permit the painting or placing of any exterior signs, placards or other advertising media, awning, aerials, antennas, or flagpoles, or the like, without on each occasion obtaining the prior written consent of Landlord, and then only pursuant to plans and specifications approved by Landlord in advance in each instance. Notwithstanding the foregoing, Tenant shall be permitted to install, at its sole cost and expense, and after obtaining all necessary approvals for the same, roof antennas and related telecommunications equipment on the roof of the Building, such installations to be made to not interfere with any such installations of Landlord or other Tenant's. Landlord may require Tenant to remove any installations, alterations or additions upon the expiration or earlier termination of this Lease.

     In addition, except as expressly permitted in this Section, Tenant shall not place any signs, placards, or the like on the Building or in the Premises that will be visible from outside the Premises (including without limitation both interior and exterior surfaces of windows). Subject to Tenant obtaining all necessary approvals and permits therefor, Tenant at its sole cost and expense may: a) erect one exterior sign containing Tenant's name and logo (and no advertising or other material) in place of the present Getronics sign on the northwest facade of the Building, b) add its name and logo (similar in size or less to that of Landlord's name) to the monument sign on Concord Road, and (c) add its name and logo to the glass front entrance door to the Premises. Tenant acknowledges that Landlord may maintain its sign on the Concord Road Monument and the Route 3 side of the Building. Plans and specifications, including, without limitation, artwork, for such signs must be submitted to Landlord for its written approval before installation, which approval shall not be unreasonably withheld. In any event, the total area of Tenant's exterior sign shall not exceed that proportion of the total area of exterior signage allowed on the Building under zoning that the floor area of the Premises bears to the total floor area of the Building. The costs of all interior and exterior signs and the installation thereof, including the costs of any required permits or approvals, shall be the responsibility of Tenant. The Tenant shall comply at its own expense with the requirements of all laws and regulations affecting the maintenance of Tenant's signs. Tenant shall remove all signs upon termination of this Lease and shall return the Premises and the Building to their condition prior to the placement or erection of said signs.

     5.3 Landlord's Services. In general, Landlord shall maintain, repair and replace the roof, structure and building systems, in good order and repair so as to maintain and keep the Building and maintain the parking areas and other improvements on the Lot as a first class office building. The level of repair, upkeep, and performance of Landlord's services required hereunder shall be no less than that required to at all times maintain the Building and the Lot in a condition consistent with the condition of other first class office buildings in the north of Boston suburban office market. Landlord shall provide hot and cold water to the Premises and common areas of the Building for lavatory and ordinary office purposes, HVAC services Monday through Friday from 7:00 A.M. to 6:00 P.M and, at Tenant's expense, at such other times as requested in advance by Tenant, and the cleaning services attached as Exhibit D. Landlord agrees to cause the parking areas, driveways, and walkways on the Lot to be kept clear of accumulations of dirt, litter, rubbish, ice and snow, cause the landscaping on the Lot to be kept in a neat and attractive condition, keep the parking areas on the Lot lighted as necessary and perform its obligations with respect to maintenance and repair. Upon the request of Tenant from time to time, Landlord shall use reasonable efforts to provide other services at hours other than the times set forth above and Tenant shall reimburse Landlord as additional rent for the cost of such services within thirty (30) days after invoice therefor. Landlord shall have no obligation to provide utilities or equipment other than the utilities and equipment within the Premises as of the Term Commencement Date of this Lease. Except as shown on Exhibit B and Exhibit C, Tenant shall not, without first having obtained Landlord's prior written consent, install or use any additional air-conditioning or heating equipment in the Premises. In the event that Tenant should require additional utilities, appliances, machines or equipment, the installation, maintenance and costs thereof shall be Tenant's sole obligation, provided that any such installation shall require the written consent of Landlord, which consent Landlord shall not unreasonably withhold.

     Landlord shall in no event be liable for failure to perform any of its obligations under this Lease when prevented from doing so by causes beyond its reasonable control, including without limitation labor dispute, breakdown, accident, order or regulation of or by any governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts, or employees necessary to furnish services required under this Lease, or because of war or other emergency, or for any cause due to any act, neglect, or default of Tenant or Tenant's servants, contractors, agents, employees, licensees or any person claiming by, through or under Tenant, and in no event shall Landlord ever be liable to Tenant for any indirect, special or consequential damages under the provisions of this Section 9.2 or any other provision of this Lease.

                         ARTICLE VI: Casualty or Taking

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     6.1 Termination. In the event that the Premises, or more than 25% thereof, shall be taken by any public authority or for any public use, or shall be destroyed or damaged by fire or casualty, or by the action of any public authority, and the same cannot, in Landlord's reasonable judgment, be restored within 180 days from such taking or casualty, then this Lease may be terminated at the election of either Landlord or Tenant. Such election, which may be made notwithstanding the fact that Landlord's entire interest may have been divested, shall be made in the case of the Landlord, by the giving of notice by Landlord to Tenant within 30 days after the right of election accrues, and in the case of Tenant, by giving notice to Landlord within 30 days after the date of Landlord's notice informing Tenant that the Premises cannot be restored within 180 days of such casualty or taking.

     6.2 Restoration. If neither Landlord nor Tenant exercises said election, this Lease shall continue in force and a just proportion of the rent reserved, according to the nature and extent of the damages sustained by the Premises, shall be suspended or abated until the Premises, or what may remain thereof, shall be put by Landlord in proper condition for use, which Landlord covenants to do with reasonable diligence to the extent permitted by the net proceeds of insurance recovered or damages awarded for such taking, destruction or damage and subject to zoning and building laws or ordinances then in existence. "Net proceeds of insurance recovered or damages awarded" refers to the gross amount of such insurance or damages less the reasonable expenses of Landlord in connection with the collection of the same, including without limitation, fees and expenses for legal and appraisal services. If the Premises are not so restored within 180 days, this Lease may be terminated by Tenant upon 30 days prior written notice to Landlord but only if such restoration is not completed prior to the expiration of the 30 day notice period.

     6.3 Award. Irrespective of the form in which recovery may be had by law, all rights to damages or compensation shall belong to Landlord in all cases. Tenant hereby grants to Landlord all of Tenant's rights to such damages and covenants to deliver such further assignments thereof as Landlord may from time to time request. The provisions of this section shall not apply to damages for Tenant's personal property and relocation expenses to the extent the same are compensated by a separate award by the taking authority.

                              ARTICLE VII: Defaults

     7.1 Events of Default. (a) If Tenant shall default in the performance of any of its obligations to pay the Fixed Rent or Additional Rent hereunder and if such default shall continue for 10 days after notice from Landlord designating such default or if within 30 days after notice from Landlord to Tenant specifying any other default or defaults Tenant has not commenced diligently to correct the default or defaults so specified or has not thereafter diligently pursued such correction to completion, or (b) if Tenant or any present or future guarantor of all or any portion of Tenant's obligations under this Lease (a "Guarantor") becomes insolvent or fails to pay its debts as they fall due, or
(c) if a trust mortgage or assignment is made by Tenant or by any Guarantor for the benefit of creditors, or (d) if the leasehold estate under this Lease is taken on

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

execution, or by other process of law, or is attached or subjected to any other involuntary encumbrance which are not released within 30 days after requested by Landlord, or (e) if a receiver, trustee, custodian, guardian, liquidator or similar agent is appointed with respect to Tenant or any Guarantor, or if any such person or a mortgagee, secured party or other creditor takes possession of the Premises or of any substantial part of the property of Tenant or of any Guarantor, and, in either case, if such appointment or taking of possession is not terminated within 30 days after it first occurs, or (f) if a petition is filed by or with the consent of Tenant or of any Guarantor under any federal or state law concerning bankruptcy, insolvency, reorganization, arrangement, or relief from creditors, or (g) if a petition is filed against Tenant or against any Guarantor under any federal or state law concerning bankruptcy, insolvency, reorganization, arrangement, or relief from creditors, and such petition is not dismissed within 30 days thereafter, or (h) if Tenant or any Guarantor which is a corporation dissolves or is dissolved or liquidates or adopts any plan or commences any proceeding, the result of which is intended to include dissolution or liquidation, then, and in any of such cases, Landlord and the agents and servants of Landlord lawfully may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter and without demand or notice and with or without process of law (forcibly, if necessary) enter into and upon the Premises or any part thereof in the name of the whole or mail a notice of termination addressed to Tenant, and repossess the same as of Landlord's former estate and expel Tenant and those claiming through or under Tenant and remove its and their effects (forcibly, if necessary) without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenant, and upon such entry or mailing as aforesaid this Lease shall terminate, Tenant hereby waiving all statutory rights (including without limitation rights of redemption, if any, to the extent such rights may be lawfully waived) and Landlord, without notice to Tenant, may store Tenant's effects, and those of any person claiming through or under Tenant at the expense and risk of Tenant, and, if Landlord so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant.

     7.2 Remedies. In the event that this Lease is terminated under any of the provisions contained in Section 7.1 or shall be otherwise terminated for breach of any obligation of Tenant beyond any applicable cure periods, Tenant covenants to pay forthwith to Landlord, as compensation, the excess of the total rent reserved for the residue of the Term over the rental value of the Premises for said residue of the Term. In calculating the rent reserved there shall be included, in addition to the Fixed Rent and Additional Rent, the value of all other considerations agreed to be paid or performed by Tenant for said residue. Tenant further covenants as additional and cumulative obligations after any such termination to pay punctually to Landlord all the sums and to perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant pursuant to the next preceding sentence Tenant shall be credited with the portion of any amount paid to Landlord as compensation as in this Section 7.2 provided, allocable to the corresponding portion of the Term

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

and also with the net proceeds of any rent obtained by Landlord by reletting the Premises, after deducting all Landlord's reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, it being agreed by Tenant that Landlord may, but shall not be obligated to, (i) relet the Premises or any part or parts thereof, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term and may grant such concessions and free rent as Landlord in its reasonable judgment considers advisable or necessary to relet the same, (ii) make such alterations, repairs and decorations in the Premises as Landlord in its reasonable judgment considers advisable or necessary to relet the same, and (iii) keep the Premises vacant unless and until Landlord is able to rent the Premises to a Tenant which is at least as desirable and financially responsible as Tenant is on the date of this Lease, on terms not less favorable to Landlord than those of this Lease. No action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid. In lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this Section 7.2, Landlord may by notice to Tenant, at any time after this Lease is terminated under any of the provisions contained in Section
7.1 or is otherwise terminated for breach of any obligation of Tenant and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the aggregate of the Fixed Rent and Additional Rent accrued in the 12 months ended next prior to such termination plus the amount of rent of any kind accrued and unpaid at the time of termination and less the amount of any recovery by Landlord under the foregoing provisions of this Section 7.2 up to the time of payment of such liquidated damages. Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove for and obtain in proceedings under any federal or state law relating to bankruptcy or insolvency or reorganization or arrangement, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than the amount of the loss or damages referred to above. Notwithstanding the above, the Landlord hereby agrees to use reasonable efforts to relet the Premises from and after a termination of the Lease under this Agreement and to otherwise mitigate its damages hereunder.

     7.3 Remedies Cumulative. Any and all rights and remedies which either party may have under this Lease, and at law and equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law.

     7.4 Landlord's Right to Cure Defaults. Landlord may, but shall not be obligated to, cure, at any time, following the expiration of the applicable cure period as set forth in Section 7.1 except in cases of emergency when no notice shall be required, any default by Tenant under this Lease; and whenever Landlord so elects, all costs and expenses incurred by Landlord, including reasonable attorneys' fees, in curing a default shall be paid by Tenant to Landlord as Additional Rent on demand, together with interest thereon at the rate provided in Section 4.3 from the date

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

of payment by Landlord to the date of payment by Tenant.

     7.5 Effect of Waivers of Default. Any consent or permission by Landlord to any act or omission which otherwise would be a breach of any covenant or condition herein, or any waiver by Landlord of the breach of any covenant or condition herein, shall not in any way be held or construed (unless expressly so declared) to operate so as to impair the continuing obligation of any covenant or condition herein, or otherwise, except as to the specific instance, operate to permit similar acts or omissions. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed to have been a waiver of such breach by Landlord, or by Tenant, unless such waiver be in writing signed by the party to be charged. No consent or waiver, express or implied, by Landlord to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

     7.6 No Accord and Satisfaction. No acceptance by Landlord of a lesser sum than the Fixed Rent, Additional Rent or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, unless Landlord elects by notice to Tenant to credit such sum against the most recent installment due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge be deemed a waiver, an agreement or an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided.

                             ARTICLE VIII: Mortgages

     8.1 Rights of Mortgage Holders. The word "mortgage" as used herein includes mortgages, deeds of trust or other similar instruments evidencing other voluntary liens or encumbrances, and modifications, consolidations, extensions, renewals, replacements and substitutes thereof. The word "holder" shall mean a mortgagee, and any subsequent holder or holders of a mortgage. Until the holder of a mortgage shall enter and take possession of the Premises for the purpose of foreclosure, such holder shall have only such rights of Landlord as are necessary to preserve the integrity of this Lease as security. Upon entry and taking possession of the Premises for the purpose of foreclosure, such holder shall have all the rights of Landlord. Notwithstanding any other provision of this Lease to the contrary, including without limitation Section 9.4, no such holder of a mortgage shall be liable either as mortgagee or as assignee, to perform, or be liable in damages for failure to perform, any of the obligations of Landlord unless and until such holder shall enter and take possession of the Premises for the purpose of foreclosure, and such holder shall not in any event be liable to perform or for failure to perform the obligations of Landlord under
Section 3.1. Upon entry for the purpose of foreclosure, such holder shall be liable to perform all of the obligations of Landlord accruing

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

from and after such entry (except for the obligations under Sections 3.1 and 3.5 which such holder shall in no event be obligated to perform), subject to and with the benefit of the provisions of Section 9.4, provided that a discontinuance of any foreclosure proceeding shall be deemed a conveyance under said provisions to the owner of the Premises. No Fixed Rent, Additional Rent or any other charge shall be paid more than 30 days prior to the due dates thereof and payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee in possession or in the process of foreclosing its mortgage) be a nullity as against such mortgagee and Tenant shall be liable for the amount of such payments to such mortgagee. The covenants and agreements contained in this Lease with respect to the rights, powers and benefits of a holder of a mortgage (including, without limitation, the covenants and agreements contained in this Section 8.1) constitute a continuing offer to any person, corporation or other entity, which by accepting a mortgage subject to this Lease, assumes the obligations herein set forth with respect to such holder; such holder is hereby constituted a party of this Lease as an obligee hereunder to the same extent as though its name were written hereon as such; and such holder shall be entitled to enforce such provisions in its own name. Tenant agrees on request of Landlord to execute and deliver from time to time any agreement which may be necessary to implement the provisions of this Section 8.1.

     8.2 Lease Superior or Subordinate to Mortgages. This Lease is and shall continue to be subject and subordinate to any presently existing mortgage or mortgages secured by the Premises, and to any and all advances hereafter made thereunder, and to the interest of the holder or holders thereof in the Premises. The holder of any such presently existing mortgage shall have the election to subordinate the same to this Lease, exercisable by filing with the appropriate recording office a notice of such election, whereupon this Lease shall have priority over such mortgage. A copy of such filing shall be given to Tenant. Such election by the holder of any presently existing mortgage shall not affect priority with respect to this Lease of any other presently existing mortgage. Any mortgage or other voluntary lien or other encumbrance recorded subsequent to the recording of the notice or short form referred to in Section
9.3 shall be subject and subordinate to this Lease unless Landlord and the holder of any such subsequent mortgage and the holders of all mortgages prior to such subsequent mortgage elect to subordinate this Lease to such subsequent mortgage and to any and all advances thereafter made thereunder and to the interest of the holder thereof in the Premises, such election to be exercisable by Landlord and all such holders by filing with the appropriate recording office
(a) a notice of such election and (b) an agreement between the holder of such subsequent mortgage and Tenant, consented to by holders of all mortgages having priority over such subsequent mortgage, by the terms of which such holder will agree to recognize the rights of Tenant under this Lease and to accept Tenant as tenant of the Premises under the terms and conditions of this Lease in the event of acquisition of title by such holder through foreclosure proceedings or otherwise and Tenant will agree to recognize the holder of such subsequent mortgage as Landlord in such event, which agreement shall be made expressly to bind and inure to the benefit of the successors and assigns of Tenant and of such holder and upon anyone purchasing said Premises at any foreclosure sale brought by such holder. Tenant and Landlord agree to execute and deliver any appropriate instruments necessary to carry out the agreements contained in this
Section 8.2. Any such

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

subsequent mortgage to which this Lease is subordinated may contain such terms, provisions and conditions as the holder deems usual or customary. Landlord agrees to obtain a Subordination, Non-disturbance and Attornment Agreement from the holder of any present or subsequent mortgage encumbering the Premises. Landlord and Tenant agree that the form of such agreement shall be in a form that is reasonably and customarily used by institutional lenders for buildings similar to the Building, so long as such form of agreement provides that such holder shall agree not to disturb Tenant's possession of the Premises under this Lease and to otherwise respect all of Tenant's rights under this Lease, and Tenant shall agree to attorn to such holder as landlord under this Lease.

                      ARTICLE IX: Miscellaneous Provisions

     9.1 Notices from One Party to the Other. All notices required or permitted hereunder shall be in writing and addressed, if to the Tenant, at the Original Address of Tenant or such other address as Tenant shall have last designated by notice in writing to Landlord and, if to Landlord, at the Original Address of Landlord or such other address as Landlord shall have last designated by notice in writing to Tenant. Any notice shall be deemed duly given upon receipt or refusal when mailed to such address postage prepaid, registered or certified mail, return receipt requested, or when delivered to such address by hand or by overnight carrier service with receipt

     9.2 Quiet Enjoyment. Landlord agrees that upon Tenant's paying the rent and performing and observing the terms, covenants, conditions and provisions on its part to be performed and observed, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises during the Term without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to the terms of this Lease.

     9.3 Lease not to be Recorded. Tenant agrees that it will not record this Lease. Both parties shall, upon the request of either, execute and deliver a notice or short form of this Lease in such form, if any, as may be permitted by applicable statute. If this Lease is terminated before the Term expires the parties shall execute, deliver and record an instrument acknowledging such fact and the actual date of termination of this Lease, and Tenant hereby appoints Landlord its attorney-in-fact, coupled with an interest, with full power of substitution to execute such instrument.

     9.4 Bind and Inure; Limitation of Landlord's Liability. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No owner of the Premises shall be liable under this Lease except for breaches of Landlord's obligations occurring while owner of the Premises. The obligations of Landlord shall be binding upon the assets of Landlord which comprise the Premises but not upon other assets of Landlord. No individual partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord shall be personally liable under this Lease and Tenant shall look solely to Landlord's interest in the Premises and proceeds thereof, and also any insurance coverage, as provided herein in pursuit of its remedies upon an

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

event of default hereunder, and the general assets of Landlord and of the individual partners, trustees, stockholders, officers, employees or beneficiaries of Landlord shall not be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Tenant. The next preceding sentence shall not limit the right of Tenant to name Landlord or any individual partner or trustee thereof as party defendant in any action or suit in connection with this Lease so long as no personal money judgment shall be asked for or taken against any individual partner, trustee, stockholder, officer, employee or beneficiary of Landlord beyond their interest in the Premises and proceeds thereof, and also any insurance coverage as provided herein.

     9.5 Acts of God. In any case where either party hereto is required to do any act, delays caused by or resulting from Acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, unusually severe weather, or other causes beyond such party's reasonable control shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time or a "reasonable time", and such time shall be deemed to be extended by the period of such delay.

     9.6 Landlord's Default. Landlord shall not be deemed to be in default in the performance of any of its obligations hereunder unless it shall fail to perform such obligations and such failure shall continue for a period of 30 days following receipt of notice from Tenant or such additional time as is reasonably required to correct any such default after notice has been given by Tenant to Landlord specifying the nature of Landlord's alleged default. Landlord shall not be liable in any event for incidental or consequential damages to Tenant by reason of any default by Landlord hereunder, whether or not Landlord is notified that such damages may occur. Tenant shall have no right to terminate this Lease for any default by Landlord hereunder and no right, for any such default, to offset or counterclaim against any rent due hereunder except as specifically provided in this section. If, after notice of default duly given in accordance with this section, Landlord has failed to cure the alleged default within 30 days or such longer notice as is reasonably necessary to cure the same, Tenant may, but shall not be required perform such action as is reasonably necessary to cure such default. Landlord agrees to pay on demand Tenant's expenses, including reasonable attorneys' fees, incurred in curing any default by Landlord pursuant to Section 5.1.9 In the event Landlord fails to pay the same and Tenant obtains a final judgment for the same in from a court of competent jurisdiction from which all appeal periods have expired without appeal having been taken, the amount due under such judgment may be offset the amount due under such judgment from the next succeeding payment(s) of Fixed Rent and Additional Rent due hereunder until the full amount of such judgment has been so applied or otherwise reimbursed to Tenant.

     9.7 Brokerage. Tenant warrants and represents that it has had no dealings with any broker or agent in connection with this Lease other than CB Richard Ellis and Meredith and Grew and covenants to defend with counsel approved by Landlord, hold harmless and indemnify Landlord from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any broker or agent with respect to Tenant's dealings in connection with this Lease or the negotiation thereof. Landlord agrees to pay the brokerage fees due to Meredith and Grew and CB Richard Ellis pursuant to its agreement with Meredith and Grew.

     9.8 Applicable Law and Construction.

     9.8.1 Applicable Law. This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located. If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstances shall be declared invalid, or unenforceable by the final ruling of a court of competent jurisdiction having final review, the remaining terms, covenants, conditions and provisions of this Lease and their application to persons or circumstances shall not be affected thereby and shall continue to be enforced and recognized as valid agreements of the parties, and in the place of such invalid or unenforceable provision, there shall be substituted a like, but valid and enforceable provision which comports to the findings of the aforesaid court and most nearly accomplishes the original intention of the parties.

     9.8.2 No Other Agreement. There are no oral or written agreements between Landlord and Tenant affecting this Lease. This Lease may be amended, and the provisions thereof may be waived or modified, only by instruments in writing executed by Landlord and Tenant.

     9.8.3 No Representations by Landlord. Neither Landlord nor any agent of Landlord has made any representations or promises with respect to the Premises or the Building except as herein expressly set forth, and no rights, privileges, easements or licenses are granted to Tenant except as herein expressly set forth.

     9.8.4 Titles. The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease.

     9.8.5 "Landlord" and "Tenant". Unless repugnant to the context, the words "Landlord" and "Tenant" appearing in this Lease shall be construed to mean those named above and their respective heirs, executors, administrators, successors and assigns, and those claiming through or under them respectively. If there be more than one tenant the obligations imposed by this Lease upon Tenant shall be joint and several.

     9.9 Submission Not an Offer. The submission of a draft of this Lease or a summary of some or all of its provisions does not constitute an offer to lease or demise the Premises, it being understood and agreed that neither Landlord nor Tenant shall be legally bound with respect to the leasing of the Premises unless and until this Lease has been executed by both Landlord and Tenant and a fully executed copy delivered.

                                    ARTICLE X

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

     10.1 Extension Option. Tenant may elect to extend the term of this Lease for two (2) five (5) year periods (each such period being referred to herein as an "Extension Term"), by giving Landlord notice of such election no later than twelve (12) months before the then scheduled expiration of the Lease Term, provided that on the date such notice is given and on the commencement date of the Extension Term, Tenant is not in default after the expiration of all applicable notice and/or grace periods and Tenant is in occupancy of the majority of the original Premises leased hereunder. Such extension shall be upon the same terms, covenants, and conditions contained in this Lease except that Tenant shall have no further right to extend the Lease Term beyond the 2nd Extension Term and except that the Base Rent for the Extension Term shall be at the greater of (a) the then current Annual Fixed Rent Rate or (b) a rate equal to the then fair market rent. Fair market rent shall be equal to the value of comparable space in comparable properties in the immediate area of the Property. Upon Tenant election to extend, Landlord shall promptly provide in writing the rent (the "Landlord's Rental Rate") at which Landlord is willing to lease the Premises for the Extension Term. If Landlord and Tenant are unable to agree on the amount of such fair market rent by the date that is thirty (30) days after the date Landlord has provided Landlord's Rental Rate, then Tenant may either
(a) revoke its notice to extend by written notice to Landlord given on or before the end of such 30 day period, or (b) proceed to determine the fair market rent as follows. If Tenant does not provide a revocation notice within 30 days of its exercise notice, Tenant shall promptly specify in writing the rent (the "Tenant's Rental Rate") which Tenant is willing to pay for the Premises for the Extension Term and the amount of the fair market rent shall be established by appraisal in the following manner. The Landlord and Tenant shall each appoint one qualified real estate appraiser within 45 days of Tenant's election notice and the two appraisers so appointed shall determine the fair market rent. If such appraisers are unable to agree on the amount of such fair market rent within the 30-day period after the appointment of the latter, they shall appoint a third appraiser within 10 days of the expiration of such period, who shall be instructed to select, as between the rents chosen by the two appraisers, the rent that is closest to the third appraiser's estimate of fair market rent. The fair market rent shall be the amount so selected by the third appraiser and the rent so determined shall be conclusive on Landlord and Tenant. Each party shall bear the cost of its appraiser, and the cost of the third appraisal shall be split equally between the parties; provided that if the rental rate as so determined is equal to or greater than Landlord's Rental Rate, then Tenant shall pay the entire cost of all appraisers and if such rate as so determined is equal to or less than Tenant's Rental Rate, then Landlord shall pay the entire cost of all appraisers. Until such time as the fair market rent is so determined, Tenant shall pay monthly Base Rent during the Extension Term at the rate in effect during the last month of the original Term with an appropriate adjustment once the fair market rent is determined.

                                   ARTICLE XI

     11.1 Expansion Rights and Obligations. In the event Landlord decides to make other premises in the Building available for lease, Tenant shall have a right of first offer to lease such

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

premises pursuant to the provisions of this Section 11. Prior to marketing of such other premises in the Building, Landlord shall provide written notice to Tenant of the square footage and proposed terms of the premises available for lease (the "Expansion Premises"). Tenant shall have 30 days from the date of Landlord's notice to provide written notice to Landlord that Tenant desires to lease the Expansion Premises on the terms set forth in Landlord's notice (except that under all circumstances if Tenant leases the Expansion Premises the term of the lease with respect to the Expansion Premises shall be coterminous with the term of the Lease). If Tenant provides such notice, Tenant shall have 30 days from the date of Tenant's notice to enter a lease amendment for the Expansion Premises prepared by Landlord reflecting the terms of Landlord's notice. If Tenant fails to either provide its notice or to execute and deliver the required lease amendment within the time required, Landlord shall be free to lease the Expansion Premises to any party on terms not more favorable to the tenant than those described in Landlord's notice or, if Tenant has not agreed to such terms but has made a counteroffer to Landlord, on terms not more favorable than the terms of Tenant's counteroffer. If the terms of any subsequent agreement to lease the Expansion Premises to another tenant are more favorable to the tenant than the terms contained in the original Landlord's notice or in Tenant's counteroffer, Landlord shall be required to again initiate the procedure provided for in this Section and allow Tenant the right to lease the Expansion Premises pursuant to the terms of such more favorable agreement. Tenant's rights under this Section shall only apply if at both the time of delivery of Tenant's notice and at the time of execution of the lease amendment for the Expansion Premises there exists no event of default that remains uncured, and Tenant continues to occupy more than 50% of the original Premises leased hereunder. In the event Landlord makes premises available for lease to Tenant pursuant to this Section and Tenant elects not to lease the same, Tenant shall have no further right of first offer pursuant to this Section for those premises, but the provisions of this Section shall apply to any other premises in the Building that may subsequently become available for lease, so long as Tenant continues to comply with the conditions set forth is this Section.

     WITNESS the execution hereof under seal as of the day and year set forth in
Section 1.1.

Landlord: GetronicsWang Co.; LLC           Tenant: Millipore Corporation

By: /s/ William J. Clark                   By:  /s/ J. Edward Lary
   ---------------------------------           ------------------------
 Print Name: William J. Clark               Print Name:  J. Edward Lary
 Title: VP & CFO NA                         Title:  Vice President
 Hereunder duly authorized                  Hereunder duly authorized

                                    Exhibit A

                            Plan Showing the Premises

See the plans prepared by ADD Inc. dated August 7, 2002 attached hereto and incorporated by reference

                                   Exhibit A-1

                               Included Furniture

Professional Office

8'- 4" x 8' - 4" Herman Miller "ETHOSPACE" Cubicle w/Soft White and Mezzotint Blue Wash Fabric Covered Panels

Consists:    2 - 48" x 13" Storage Units, Navy Blue
             2 - 48" x 24" Worksurfaces, Soft White
             1 - 24" x 48" Corner Worksurface, Soft White
             1 - Pedestal Freestanding File BBF  19" x 14" x 26"
Quantity - 100

Hawaii
             12' Oak Table
             14 Equa Chairs
             70" x 24" Oak Credenza
             Built-in Powered Projection Screen

Barbados
             84" Round Oak Table
             10 Equa Chairs
             70" x 24" Oak Credenza
             Built-in Powered Projection Screen

Cancun
             72" Round Oak Table

Miscellaneous
             2 - 72" Round Tables
             2  120" Oak Table
             4 Credenzas
             3  36" Round Tables
             10 Equa Chairs

Lobby
             4 Chairs
             1 Table

Board Room

          All Audio Visual Equipment including screens and monitor

          All assets included in this exhibit become the property and responsibility of Millipore on commencement.

          Date

                                    Exhibit B

                                 Landlord's Work

Item                                                                   Completion Date
Deliver possession of Premises, broom clean and free of occupants     September 1, 2002*

Install doorway, demising wall and door at first floor corridor       September 15, 2002

Install security card reader in elevator and stairways                September 15, 2002

*Legal Library to be delivered by September 30, 2002 and the UPS Room on a date to be mutually agreed by Landlord and Tenant

                                    Exhibit C

                                  Tenant's Work

Landlord agrees to approve within 5 business days of receipt the building plans and specifications showing Tenant's Work, so long as such plans and specifications are consistent with the space plans attached hereto and incorporated by reference and are prepared and require construction in accordance with sound engineering practices for office buildings similar to the Building.

                                    EXHIBIT D


                          LANDLORD'S CLEANING SERVICES

GETRONICS
290 Concord Rd.

Billerica, MA 01821

MAIN LOBBY, COMMON AREAS, ELEVATORS, CORRIDORS

Daily:

         Spot clean carpeting to remove stains and spills.
         Clean glass entrance doors.
         Dust or vacuum lobby furniture.
         Sweep and mop lobby floors.
         Sweep outside entranceways.
         Clean and polish all mirrors and glass.
         Vacuum carpeting.
         Wash all rubber mats.
         Clean all elevators wash or vacuum floor; wipe down walls and doors. Spot clean any metal work in lobby.
         Spot clean any metal work surroundings building entrance doors.
         Dust furniture, fixtures, office equipment, ledges, book, shelves and windowsills.

Weekly:

         All resilient tile floors in public areas to be treated equivalent spray buffing.

CAFETERIA, CONFERENCE, CUSTOMER CENTER AND SERVICE ROOMS:

Daily: Monday through Friday

         Sweep and wet mop cafeteria service area floor.
         Clean tables, chairs in cafeteria.
         Sweep, wet mop cafeteria floors.
         Vacuum carpeting.

Daily: Monday through Friday cont.

         Spot clean carpeting to remove stains and spills.
         Dust furniture, textures, office equipment, ledges, bookshelves and windowsills.
         Clean vending tables, counter tops in service rooms.
         Empty recycle containers as required and bring to basement.
         Empty wastebaskets, replace liners and bring trash to dumpsters.

Monthly:

         Machine scrub service area ceramic floor.

OFFICE AREA

Daily:   Monday through Friday inclusive, Legal Massachusetts Holiday excluded.

         Hand dust and wipe clean with treated cloths all horizontal surfaces including furniture, office equipment, window sills, doors ledges
         Chair rails and converter tops, within normal reach.
         Clean kitchenette tables, chairs, sweep and wash floors.
         Sweep and damp mop all uncarpeted areas using a treated dust mop.

Weekly:

         Vacuum all rugs and carpets.
         Dust coat racks, and the like.
         Wash clean all water fountains
         Remove all finger marks from private entrance doors, light switches and doorways.
         Hand dust all grill work within normal reach.
         Sweep and damp mop all uncarpeted areas using a treated dust mop.
         Treat all resilient tile floors equivalent to spray buffing.

Three Times A Week:

         Empty all receptacles and remove trash to designated area, wash receptacles as necessary.

Quarterly:

         Dust all picture frames, charts, graphs and similar wall hangings. Dust all vertical surfaces such as walls, partitions, doors and ducts. Dust all exposed pipes, ducts and high moldings.
         Dust all Venetian blinds.
         Machine scrub and recoat V.C.T. floors.



DATA CENTER

Weekly:
         Empty all recycle containers daily.
         Remove and discard empty boxes daily.
         Empty all trash containers.
         Dry mop all raised floor tiles.
         Thoroughly wet mop all raised floor titles (Particular attention should be used in removing scuffmarks.
         Clean all doors and door glass.

FITNESS CENTER

Daily:
         Monday through Friday inclusive. Legal Massachusetts Holiday excluded Vacuum all carpeted areas.
         Empty wastebaskets and replace liners.
         Dust/clean all office furniture/phones etc.
         Dust windowsills, ledges and brown baseboards.
         Spot clean carpet of soluble spots.
         Spot clean walls and doors.
         Wipe down front desk.
         Remove finger and scuff marks from walls, door and glass.
         Clean mirrors and glass as needed.
         Clean entrance doors handles and glass.
         Clean back mat under free weights.

AEROBICS ROOM

         Dry mop floor, clean mirrors, dust windows sills.

LOCKER ROOMS

         Refill tissue, paper towels, soap dispensers, and sanitary dispensers. Sweep and wash floors with germicide.

         Vacuum carpet of floor and benches.
         Wash mirrors, vanities, all stainless steel, flushometers and piping. Clean toilets and sinks.
         Clean walls of toilet stalls.

LOCKER ROOMS cont.

         Empty all wastes baskets and receptacles.
         Clean showers with disinfectant.
         Wipe off stools.
         Clean weight scales.
         Dust closet top.

EXERCISE AREA

         Vacuum between, behind and under equipment where accessible.

Weekly:

         Clean ceiling vents.
         Wipe down shower curtains.

Monthly:

         Wash locker fronts, insides and tops.
         Machine scrub tile floor areas in locker rooms.
         Dust the following: light fixtures, exit signs, fire extinguishers, outlets/plugs, bulleting board and clocks.

STAIRWELLS

Daily
         Vacuum stairs.

RESTROOMS

Daily:
         Monday through Friday inclusive, Legal Massachusetts Holiday excluded. Sweep and damp mop floor.
         Clean all mirrors, powder shelves, dispensers and receptacles, bright work, flushometers, piping and toilet seats hinges.
         Wash both sides of toilet seats.
         Wash all basins, bowls and urinals.
         Dust clean all powder room fixtures.
         Empty and clean paper towel and sanitary receptacles.
         Remove waste paper and refuse to designated area.

RESTROOMS Cont.

         Refill soap dispensers, towel dispensers, vending sanitary dispensers (materials to be supplied by Landlord).
         A sanitary solution will be used in all lavatories cleaning.

Monthly:

         Machine scrub lavatory floor.
         Wash all partitions and tile walls.
         Dust exhaust vents and ceiling diffusers.

DAY PORTER SERVICES

Daily:

         Police all outdoors ground and buildings entrances for trash and debris and remove the same.
         Clean all entrance glass, directories, ash urn and bright work.
         Vacuum all entrances and elevator cabs.
         Keep all restrooms stocked with paper products.
         Keep areas around dumpster neat and clean.
         Keep trash rooms neat and clean.
         Report problems with fixtures, doors, light bulbs, etc.